Registration No. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

          Delaware                                    13-2857434
State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                          One Computer Associates Plaza
                         Islandia, New York 11749-7000
               (Address of principal executive offices)(Zip Code)

                     YEAR 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                     IRA ZAR
                 Senior Vice President - Chief Financial Officer
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
          One Computer Associates Plaza, Islandia, New York 11749-7000
                     (Name and address of agent for service)
                                 (631) 342-5224
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                         Proposed   Proposed
                                         Maximum    Maximum
                                         Offering   Aggregate       Amount of
Title of Securities    Amount to be      Price Per  Offering        Registration
to be Registered(1)    Registered (2)    Share (3)  Price           Fee
---------------------- ---------------   ---------  ------------    ------------
Common Stock, $.10 par 30,000,000 Shares $56.60     $1,698,000,000  $448,272
value per share,
together with the
associated right to
purchase shares of
Series One Junior
Participating
Preferred Stock,
Class A, without
par value.
---------------------- ---------------   --------- ------------   ------------

(1) Rights are attached to and trade with the Registrant's Common Stock and are issued for no additional consideration. The value attributable to Rights, if any, is reflected in the market price of the Common Stock. No additional registration fee is required.

(2) In addition, pursuant to Section 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(3) Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The Year 2000 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock on certain dates and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on February 25, 2000 as reported on the New York Stock Exchange composite Tape

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Computer Associates International, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

           (a) The Company's annual report on Form 10-K for its fiscal year ended March 31, 1999;

           (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1999; and

           (c) The description of the Company's common stock, par value $.10 per share, outlined in the Company's registration statement on Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Company's Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the "Securities Act").

           All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

           Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

           Steven M. Woghin, who rendered the opinion as to the legality of the Company's common stock to be issued pursuant hereto, is employed by the Company as Senior Vice President and General Counsel. Mr. Woghin is the beneficial owner of 15,027 shares (including 4,098 shares credited to his account in the Company's tax qualified profit sharing plan), and of options to purchase 67,874 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers

           As permitted by Section of 145 of the Delaware General Corporation Law, Article EIGHTH of the Company's Restated Certificate of Incorporation as amended provides:

         "The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person."

           The Company's Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of the director's duty of care.

           The Company maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company's Restated Certificate of Incorporation, as amended.

Item 7.  Exemption from Registration Claimed.

           Not Applicable.

Item 8.  Exhibits.

           See the Index to Exhibits attached hereto.

Item 9.  Undertakings.

A.         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1)(i) and A (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

      (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk and State of New York on the 28th day of February, 2000.

                                         COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                         By:/s/ Ira Zar
                                                   Ira Zar
                                                   Senior Vice President
                                                   Chief Financial Officer





                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles B. Wang and Ira Zar, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Charles B. Wang
----------------------------------------
Charles B. Wang           Chairman, Chief Executive
                          Officer and Director (Principal
                          Executive Officer)                   February 28, 2000

/s/ Ira Zar
----------------------------------------
Ira Zar                   Senior Vice President and Chief
                          Financial Officer (Principal
                          Financial and Accounting
                          Officer)                             February 28, 2000

/s/ Russell M. Artzt
----------------------------------------
Russell M. Artzt         Director                              February 28, 2000

/s/ Alfonse M. D'Amato
----------------------------------------
Alfonse M. D'Amato       Director                              February 28, 2000

/s/ Willem F.P. de Vogel
----------------------------------------
Willem F.P. de Vogel     Director                              February 28, 2000

/s/ Irving Goldstein
----------------------------------------
Irving Goldstein         Director                              February 28, 2000

/s/ Richard A. Grasso
----------------------------------------
Richard A. Grasso        Director                              February 28, 2000

/s/ Shirley Strum Kenny
----------------------------------------
Shirley Strum Kenny      Director                              February 28, 2000

/s/ Sanjay Kumar
----------------------------------------
Sanjay Kumar             Director                              February 28, 2000


----------------------------------------
Roel Pieper              Director                              February 28, 2000

                                INDEX TO EXHIBITS

                                                                     Exhibits to
Exhibit Number    Description                                        This Report

4.1               Provisions of the Restated Certificate of               *
                  Incorporation of Computer Associates dated
                  February 3, 1999, that define the rights of security holders of Computer Associates
                  (incorporated by reference to Exhibit 3(I) to Computer Associates' Form 10-Q for the quarter ended December 31, 1998)

4.2               Provisions of the Bylaws of Computer Associates,        *
                  as amended effective January 19, 1999, that define the rights of security holders of Computer
                  Associates (incorporated by reference to Exhibit
                  3(II) to Computer Associates' Form 10-Q for the quarter ended December 31, 1998)

4.3               Rights Agreement ("Rights Agreement") dated as of       *
                  June 18, 1991 between Computer Associates and
                  Manufacturers Hanover Trust Company (incorporated by reference to Exhibit 4 to Computer Associates'
                  Form 8-K dated June 18, 1991)


4.4               Amendment No. 1 dated May 17, 1995 to Rights            *
                  Agreement (incorporated by reference to Exhibit C to Computer Associates' Form 10-K for the fiscal year ended March 31, 1995)

4.5               Year 2000 Employee Stock Purchase Plan                  *
                  (incorporated by reference to Exhibit A to Computer Associates' definitive Proxy Statement dated
                  July 12, 1999)

5                 Opinion of Steven M. Woghin, Esq. as to the        Exhibit 5
                  legality of the shares being offered


23.1              Consent of Ernst & Young LLP                      Exhibit 23.1

23.2              Consent of Ernst & Young LLP                      Exhibit 23.2

23.4              Consent of KPMG LLP                               Exhibit 23.3

23.5              Consent of Arthur Andersen LLP                    Exhibit 23.4

23.6              Consent of Luboshitz, Kasierer & Co.              Exhibit 23.5

23.7              Consent of Steven M. Woghin, Esq.           Filed as Exhibit 5
                  (contained in his opinion to Exhibit 5)

24                Power of Attorney                         (see signature page)

         * Incorporated by reference